Exhibit 10.2

NINTH AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

Reference is made to the Management Services Agreement (as amended from time to time, the “Agreement”; capitalized terms used but not defined herein have the meaning ascribed to them in the Agreement), dated as of May 12, 2018, by and between PAVmed Inc., a Delaware corporation (“PAVmed”) and Lucid Diagnostics Inc., a Delaware corporation (“Lucid Diagnostics”).

WHEREAS, as set forth in Section 3(b) of the Agreement, the parties have considered in good faith an adjustment to the Service Fee and hereby wish to amend the Agreement to reflect such adjustment as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment. The first sentence of Section 3(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“In consideration of the Services, Lucid Diagnostics shall pay to PAVmed, effective as of July 1, 2024, a fee of $1,050,000 per month, plus all reasonable, out-of-pocket expenses incurred by PAVmed in connection with the performance of the Services (the “Service Fee”).”

2. Terms of Agreement. Except as expressly set forth in this amendment, the terms of the Agreement remain unchanged and in full force and effect.

3. Entire Agreement. This amendment, together with the Agreement, contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

IN WITNESS WHEREOF, the parties have executed this agreement as of August 6, 2024.

AGREED AND ACCEPTED BY:

PAVMED INC.		LUCID DIAGNOSTICS INC.

By:		By:
Name:	Lishan Aklog, MD	Name:	Lishan Aklog, MD
Title:	Chairman and Chief Executive Officer	Title:	Chairman and Chief Executive Officer